UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2022

ENVIRO TECHNOLOGIES U.S., INC.

(Exact name of registrant as specified in its charter)

Florida	000-30454	82-0266517
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

408 State Hwy 135N, Kilgore, Texas	75662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 903-392-0948

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022 Enviro Technologies U.S., Inc. (the “Company”) and Jimmy Galla, the Company’s Chief Executive Officer and Chief Financial Officer, agreed to cancel the Restricted Stock Awards dated November 15, 2022 (“RSAs”) granting Mr. Galla 2,500,000 shares of restricted common stock in exchange of an equal amount of Restricted Stock Units (“RSUs”) under a Restricted Stock Unit Agreement dated December 8, 2022 (the “RSU Agreement”). The RSUs are issued pursuant to the Employment Agreement by and between the Company and Mr. Galla dated November 15, 2022. The RSUs have identical vesting terms as the RSAs. The foregoing description of the RSUs and RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the RSU Agreement, which is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Restricted Stock Unit Agreement by and between the Company and Jimmy Galla dated December 8, 2022+
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRO TECHNOLOGIES U.S., INC.

Date: December 12, 2022	By:	/s/ Jimmy R. Galla
Jimmy R. Galla, Chief Executive Officer and Chief Financial Officer

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